Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 23, 2026, with respect to the consolidated financial statements of Salspera, Inc. and Subsidiary for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Minneapolis, Minnesota

February 23, 2026